Exhibit 23(b)
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in this registration statement on Form S-8 of Mercantile Bank Corporation and the Mercantile Bank of Michigan 401(k) Plan of our report dated February 20, 2007 relating to the consolidated financial statements of Mercantile Bank Corporation, which report appears in Mercantile Bank Corporation’s annual report on Form 10-K for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC

Grand Rapids, Michigan
July 10, 2008